Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 15, 2010 on the 2009 consolidated financial statements included in the Annual Report of Comprehensive Care Corporation and Subsidiaries on Form 10-K as of and for each of the two years ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements on Forms S-8 (File No. 333-136744, File No. 333-127778, File No. 333-108561, File No. 333-44437 and File No. 333-15929).

/s/ Kirkland Russ Murphy & Tapp P.A.

March 31, 2011
Clearwater, Florida